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                                                                     EXHIBIT 5.1





                            [JAFFE RAITT LETTERHEAD]





                                December 2, 1999




Eltrax Systems, Inc.
900 Circle 75 Parkway, Suite 1700
Atlanta, Georgia 30339

Gentlemen:

         We have acted as counsel to Eltrax Systems, Inc. (the "Company"), a Minnesota corporation, in connection with the registration by the Company of 1,000,000 Shares (the "Shares") of Common Stock, $.01 par value per share ("Common Stock"), pursuant to a Registration Statement on Form S-8 to be filed with the "Securities and Exchange Commission on or about December 2, 1999 (the "Registration Statement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. 229.601(B)(5), in connection with the Registration Statement.

         We do not purport to be experts on or to express any opinion in this letter concerning any law other than the laws of the State of Michigan and the Minnesota Business Corporation Act, and this opinion is qualified accordingly. This opinion is limited to the matters expressly set forth in this letter, and no opinion is to be inferred or may be implied beyond the matters expressly so stated. In rendering the opinion contained in this letter, we have assumed without investigation that the information supplied to us by the Company is accurate and complete.

         For purposes of this opinion letter, we have examined copies of the following documents:

         A.       An executed copy of the Registration Statement;

         B. A copy of the Eltrax Systems, Inc. 1999 Stock Purchase Plan (the "1999 ESPP");

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December 2, 1999
Page 2


         C. Form of Enrollment Agreement for stock to be issued pursuant to the 1999 ESPP;

         D.       The Company's Amended and Restated Articles of Incorporation;

         E.       The Bylaws of the Company;

         F.       The Company's corporate minute book; and

         G. An Officer's Certificate (the "Certificate"), a copy of which is attached to this letter as Exhibit A.

         The documents listed in items A-G above are collectively referred to as the "Documents".

         In rendering our opinion, we have assumed, without independent verification, that: (i) all signatures are genuine; (ii) all Documents submitted to us as originals are authentic; (iii) all Documents submitted to us as copies conform to the originals of such Documents; and (iv) the consideration received by the Company in connection with each issuance of Shares will include an amount in the form of cash that exceeds the aggregate par value of such Shares. Our review has been limited to examining the Documents and applicable law.

         To the extent that any opinion in this letter relates to or is dependent upon factual information, we have relied exclusively upon the factual representations and warranties set forth in the Certificate, and we have not undertaken to independently verify any such facts or information.

         Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

         1. The Shares that may be issued in the future under, and in accordance with, the 1999 ESPP have been duly authorized.

         2. Upon issuance of the Shares in accordance with the 1999 ESPP and the respective enrollment agreements, such Shares will be validly issued, fully paid, and non-assessable.

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December 2, 1999
Page 3


                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement, and to the use of the name of our firm in the Resignation Statement.

                                   Sincerely,

                           JAFFE, RAITT, HEUER & WEISS
                            Professional Corporation
                           /s/ Jaffe, Raitt, Heuer & Weiss



JHC/lk


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                                   EXHIBIT "A"

                              OFFICER'S CERTIFICATE

         The undersigned, the duly elected and acting Secretary of Eltrax Systems, Inc., a Minnesota corporation ("Eltrax"), hereby represents and warrants the following to Jaffe, Raitt, Heuer & Weiss, Professional Corporation ("JRH&W"):

         1. Eltrax is a corporation formed under the laws of the State of Minnesota.

         2. The Amended and Restated Articles of Incorporation of Eltrax have not been amended since July 23, 1996.

         3. As of the date of this Officer's Certificate, no shares of Eltrax common stock, $0.01 par value per share, have been issued upon the exercise of awards granted pursuant to Eltrax's 1999 Employee Stock Purchase Plan.


                                                     Clunet R. Lewis
                                                     ---------------------------
                                                     Clunet R. Lewis, Secretary


Dated:  11/23/99